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                                                                    Exhibit 8.1

                              DEWEY BALLANTINE LLP

                           1301 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                TELEPHONE (212) 259-8000 FACSIMILE (212) 259-6333


                                                     March 11, 1999


Copelco Capital Funding LLC 99-1
700 East Gate Drive
Mount Laurel, New Jersey 08054-5400

                                    Re:      Copelco Capital Funding LLC 99-1
                                             Registration Statement on Form S-1
                                             (File No. 333-69983)

Ladies and Gentlemen:

         We have acted as special counsel for Copelco Capital Funding LLC 99-1, a Delaware limited liability company (the "Issuer") in connection with the preparation and filing of the above-referenced registration statement on Form S-1 ( the "Registration Statement"), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in respect of the Copelco Capital Funding 99-1 Class A-1 Lease-Backed Notes, Series 1999-A, Class A-2 Lease-Backed Notes, Series 1999-A, Class A-3 Lease-Backed Notes, Series 1999-A, Class A-4 Lease-Backed Notes, Series 1999-A, Class A-5 Lease-Backed Notes, Series 1999-A, Class B Lease-Backed Notes, Series 1999-A, Class C Lease-Backed Notes, Series 1999-A, and Class D Lease-Backed Notes Series 1999-A (collectively, the "Notes").


         In addition, assuming (i) the Indenture dated as of March 1, 1999 among Copelco Capital Funding LLC 99-1, Copelco Capital, Inc. and Manufacturers and Traders Trust Company is fully executed, delivered and enforceable against the parties thereto in accordance with its terms (ii) the transaction described in the prospectus is completed on substantially the terms and conditions set forth therein, and (iii) no election on IRS Form 8832 is made to the contrary, it is our opinion that:


    - the Issuer will be characterized as a partnership for federal income tax purposes, so long as it has more than one owner;

    - the Notes will be characterized as indebtedness for federal income tax purposes; and


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    -    subject to the assumptions and limitations described therein, the discussion under the heading "Material Federal Income Tax Considerations" in the prospectus contained in the Registration Statement sets forth all the material federal income tax consequences to the original purchasers of the Notes and is accurate in all material respects.


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this opinion, we do not concede that we are experts within the meaning of the Act or the rules and regulations therewith, or that this consent is required by Section 7 of the Act.

                                                     Very truly yours,

                                                     DEWEY BALLANTINE LLP